UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2018

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 23, 2018 the Board of Directors of LSI Industries Inc. (the "Company") appointed Ronald D. Brown as interim Chief Executive Officer of the Company and Crawford C. Lipsey as interim President and Chief Operating Officer of the Company. Also effective April 23, 2018 the Board notified Dennis W. Wells of the termination of his employment as President and Chief Executive Officer of the Company.

Mr. Brown, age 64, has served as Vice Chairman of The Armor Group, a certified woman owned corporation which provides manufactured goods and services to a variety of industries, since March 2017. From February 2013 to March 2017 Mr. Brown served as Armor's Chief Operating Officer. From 1980 to 2008 Mr. Brown held various positions of increasing responsibility, including, Chairman, President and Chief Executive Officer, with Milacron Inc., a supplier of plastics processing and industrial fluids technologies. Mr. Brown serves on the Board of Directors of each of A.O. Smith Corporation and James Advantage Funds Trust and serves on the University of Cincinnati Board of Trustees.

From 2015 to the present, Mr. Lipsey, age 61, has served as Chief Executive Officer of Lipsey Consulting LLC, a company that consults in the sales, marketing and development areas of the lighting industry. Since December 2017 Mr. Lipsey has consulted with the Company regarding its sales, marketing and development functions. From 2013 to 2015 Mr. Lipsey served as Executive Vice President of Revolution Lighting Technologies, a LED lighting solutions company. From 2010 to 2013 Mr. Lipsey founded and served as Chief Executive Officer of Relume Technologies, a LED lighting and controls manufacturer. From 2000 to 2010 Acuity Brands Lighting employed Mr. Lipsey in various roles of increasing responsibility.

The Company has agreed to pay Mr. Brown monthly compensation of $75,000 and Mr. Lipsey monthly compensation of $50,000 and has agreed to pay temporary housing and business expenses for Mr. Lipsey. Mr. Brown's agreement is on a month to month basis; the term of Mr. Lipsey's agreement is six months and may renew on a monthly basis thereafter. Each of Mr. Brown and Mr. Lipsey will report to John Morgan, a member of the Board who will serve as managing director during the transition. The Board has initiated a search to identify a permanent replacement for Mr. Wells.

Copies of press releases issued by the Company on April 23, 2018 and April 24, 2018 are filed with this report as Exhibit 99.1 and Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No	Description

99.1	Press Release dated April 23, 2018

99.2	Press Release dated April 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Gary P. Kreider
Gary P. Kreider, Chairman of the Board of Directors

April 27, 2018